Exhibit 10.11

PLEDGE AND ASSIGNMENT OF DEPOSIT ACCOUNT

New York

ACCOUNT NAME    Phoenix Footwear Group, Inc. (Pledge Restricted)

ACCOUNT ADDRESS    5840 El Camino Real, Suite 106 Carlsbad, CA 92008

DEPOSITARY NAME: Manufacturers and Traders Trust Company

DEPOSITARY ADDRESS: 255 East Avenue, Rochester, New York 14604

Deposit Account #

Entire Account Assigned including today’s balance of $    0.00                 plus all future deposits or credits thereto.

BANK:	Manufacturers and Traders Trust Company, a New York banking corporation with offices located at One M&T Plaza, Buffalo, New York 14203 Attention: Office of the General Counsel

DEBTOR/BORROWER: Phoenix Footwear Group, Inc., a Delaware corporation with an organization number of 15-0327010 and with its chief executive office located at 5840 El Camino Real, Suite 106, Carlsbad, California 92008.

THIS PLEDGE AND ASSIGNMENT OF DEPOSIT ACCOUNT (the “Assignment”) is granted to the Bank by Debtor. In consideration of the Bank’s continuing to grant Financial Accommodation(s) to Debtor or Borrower, for other valuable consideration, the receipt of which is acknowledged, and intending to be legally bound, each of the undersigned agrees with the Bank as follows:

1. DEFINITIONS.

Capitalized terms not defined below have the meanings assigned in the UCC.

(a) “Collateral” means (i) the Deposit Account and all funds now or in the future credited thereto, together with any interest on and Proceeds (as defined below) of such Collateral.

(b) “Costs” means all the Bank’s costs and expenses as described in Section 7.

(c) “Debtor” means the Person identified above as owner of the Deposit Account and as Debtor, in any capacity, and the legal representative, successor or assign of any of it.

(d) “Deposit Account” means, collectively, (i) the deposit account listed above, (ii) all other deposit accounts derived even indirectly from any account listed, (iii) all direct or indirect additions to, extensions, renewals and replacements of, increases in, interest, dividends, distributions and other income and payments on account of and proceeds of any release, surrender, discharge, assignment, sale, exchange, transfer, conversion or other disposition or collection of such accounts (the “Proceeds”) and (iv) all certificates of deposit, instruments, passbooks and other records evidencing such accounts and Proceeds. A Deposit Account may be but is not necessarily evidenced by a certificate of deposit, and for purposes of this Assignment, may include demand deposits, time deposits, savings accounts, shares in pooled funds, money market accounts, Eurodollar accounts, interests on trust accounts or any other form of deposit, property or account held at the Bank or any of its affiliates or subsidiaries. Debtor acknowledges and agrees that the definition of “Deposit Account” hereunder shall be deemed to include “Deposit Accounts” as defined in the UCC, it being the intention of Debtor that such property of Debtor be included in the foregoing description of “Deposit Account”, and that Debtor, pursuant to this Assignment, grants to the Bank a security interest in such Deposit Accounts.

(e) “Depositary” means Manufacturers and Traders Trust Company.

(f) An “Event of Default” will have occurred if (i) Debtor defaults in the payment when due whether by acceleration or otherwise of any of the Obligations, or any part thereof, or if there occurs any event or condition which after notice or lapse of time will permit such acceleration; (ii) Debtor defaults in the performance when due of any covenant or other agreement in connection with this Assignment, any control agreement, the Obligations or any other agreement between Debtor and the Bank or any of its affiliates or subsidiaries (collectively, “Affiliates”); (iii) Debtor is dissolved, suspends its present business, agrees to a merger or other absorption or to transfer substantially all of its assets, dies, becomes incompetent or insolvent under any law, fails to pay, withhold or collect any tax as required by law, has served or filed against its assets any lien other than a Permitted Lien or any judgment, garnishment, order or award; (iv) a receiver or similar trustee is appointed for Debtor or its assets or the Depositary (if the Depositary is other than the Bank), or Debtor or such Depositary makes an assignment for the benefit of creditors or commences or has commenced against it a proceeding pursuant to any bankruptcy or insolvency statute, regulation or other law of any jurisdiction relating to the relief of debtors, including without limitation the readjustment, composition or extension of indebtedness, liquidation or reorganization; (v) any representation or warranty made in this Assignment, any control agreement or in related documents or Debtor’s financial statements proves to have been false or misleading in any material respect when made; (vi) the occurrence of any event described in paragraph 1(g) (ii), (iii), (iv) or (v) hereof with respect to any indorsor, guarantor or any other party liable for, or whose assets or any interest herein secures, payment of any of the Obligations; (vii) the Collateral is lost or destroyed or substantially declines in value; (viii) the Bank in good faith deems itself insecure with respect to payment or performance of any of the Obligations or realization on the Collateral; or (ix) any control agreement is terminated without the consent of the Bank.

(g) “Financial Accommodation” means Letter of Credit Number                  issued by the Bank in the original face amount of $3,000,000, and any extension, renewal, refinancing, modification or replacement thereof, or granting any waiver of or any forbearance or other indulgence relating to the Financial Accommodation.

(h) “Obligations” means collectively (i) all indebtedness, liabilities and obligations for the payment of money, now existing and hereafter arising, direct and indirect, absolute and contingent (including without limitation all Obligations arising by operation of law or as a result of any guarantee or other assurance, due or not due, contractual or tortious, liquidated or unliquidated, which are now or hereafter owing to the Bank by Debtor, (ii) all extensions, renewals, refinancings, modifications and replacements thereof and all interest and other charges with respect thereto, (iii) the Bank’s Costs, and (iv) reinstated Obligations described in Section 8(c).

(i) “Person” means (i) any individual, corporation, partnership, joint venture, trust, unincorporated association, government or political subdivision, (ii) any court, agency or other governmental authority or (iii) any other entity, body, organization or group.

(j) “UCC” means the Uniform Commercial Code as the same may be in effect in the State of New York, as amended from time to time.

2. SECURITY INTEREST.

(a) Grant of Security Interest. Debtor hereby grants a security interest in, and assigns, pledges and hypothecates the Collateral to the Bank, as security for payment and performance of the Obligations.

(b) Continuing and Unconditional Assignment. This Assignment is unconditional and shall continue until released in writing by the Bank.

(c) Control Agreement. Debtor agrees that the Bank is the Depositary and shall have sole and exclusive control and full dominion over the Collateral, none of which shall be released without the written consent of the Bank.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS.

(a) Debtor represents and warrants to the Bank as follows:

(i) Information Accurate. All financial and other information submitted to the Bank by Debtor including, without limitation, Debtor’s full legal name, address, state of registration and organizational identification number (if any), as provided herein, is true and correct as of the date of this Assignment.

(ii) No Violations. Debtor’s execution, delivery and performance of this Assignment does not and will not (A) violate or result in any violation of any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator or (B) violate, result in any violation of, constitute (either immediately or after notice or lapse of time) any default under, or result in the creation of any lien on, any of its assets pursuant to Debtor’s certificate of incorporation or by-laws or resolution or any agreement to which Debtor is a party or by which Debtor or any of its assets is bound, other than this Assignment.

(iii) All Approvals Obtained. Debtor has obtained every authorization, approval, permit and consent and performed every registration and filing and given all declarations and notices (the “Approvals”) required by any Person as a condition to Debtor’s execution, delivery and performance of this Assignment. Each Approval is in full force and effect.

(iv) Fully Authorized. Execution, delivery and performance of this Assignment (A) will further Debtor’s legitimate purposes and are within its authority and capacity and (B) has been duly authorized by each necessary corporate action; and (C) this Assignment has been executed by a duly authorized representative of Debtor.

(v) Title. Debtor is sole owner of the Collateral and has full right and capacity to pledge and assign it to the Bank.

(vi) No Settlements or Compromises. Debtor has not extended, renewed, refinanced, modified, compounded, subordinated, accelerated, settled, adjusted or compromised, entered into any composition of, repriced, canceled, released, surrendered, abandoned, discharged, assigned, sold, exchanged, converted or otherwise transferred or disposed of, or waived any right or remedy relating to or otherwise terminated, impaired or otherwise affected any indebtedness, liability or obligation of any Person relating to any of the Obligations or the Collateral.

(vii) No Claims or Litigation. There exists no demand, claim, counterclaim, setoff, defense or pending legal proceeding which might materially impair any of Debtor’s rights in the Collateral.

(viii) No Prior Liens. There are no security interests in or other liens or encumbrances upon any portion of the Collateral. There is no presently effective financing statement on file in any public office relating to any of the Collateral.

(b) As long as this Assignment is in effect, Debtor represents and warrants to and agrees with the Bank as follows:

(i) Certificates Genuine. Each instrument, certificate, passbook and other document evidencing any of the Collateral is genuine, is in all respects what it purports to be and is enforceable in accordance with its terms.

(ii) No Other Liens. Debtor will not grant any security interest in or permit any liens or encumbrances to be placed on the Collateral, other than by this Assignment and any control agreement requested by the Bank.

(iii) No Withdrawals. Debtor will not withdraw, abandon, give away or transfer any of the Collateral, except to the Bank. Debtor will not execute or terminate any agreement or order relating to the Collateral without the Bank’s prior written consent.

(iv) Delivery of Collateral. Debtor has delivered to the Bank every certificate of deposit included in the Collateral, duly endorsed in blank, and every passbook or other document evidencing the Collateral. Debtor will promptly deliver each replacement document duly endorsed, and do all other things deemed necessary or desirable by the Bank to perfect and protect its security interest in the Collateral. Debtor will not take any action that might impair the Bank’s interest in the Collateral.

(v) Financial Statements. Debtor shall provide to the Bank periodic financial statements in the form and number of copies satisfactory to the Bank.

(vi) Taxes to be Paid. Debtor shall pay when due every tax, assessment, fee and charge imposed by any taxing authority upon any of the Collateral or its assignment or transfer or the recording or filing of any documents evidencing this Assignment.

(vii) Defense. Debtor shall defend the Collateral against any demand, claim, counterclaim, setoff and defense asserted by any Person other than the Bank.

(viii) Notice of Changes.

(A) As soon as Debtor has reason to know of the occurrence of (1) any Event of Default, or (2) any event or condition which after notice or lapse of time will constitute an Event of Default or (3) any event or condition which may have a materially adverse effect on any of the Collateral or on the business or financial or other condition of Debtor or the Depositary, Debtor shall deliver notice of such occurrence or condition to the Bank.

(B) Debtor shall immediately notify the Bank of any change in (1) the location of (a) its state of registration, chief executive office or residence, (b) any portion of the Collateral or (c) any record concerning the Collateral, or (2) the name, identity or structure of Debtor.

(ix) Additional Collateral. If the Bank in good faith deems itself insecure with respect to any of the Obligations or is of the opinion that the Collateral is insufficient, Debtor shall upon notice provide to the Bank additional collateral satisfactory to the Bank.

(x) Further Assurances. Debtor shall execute and deliver to the Bank at closing, and upon request, from time to time thereafter, all financing statements, endorsements, instruments of assignment and other writings that the Bank deems necessary or desirable to perfect or protect its interest in the Collateral. A photographic copy of this Assignment and any control agreement or of any financing statement relating to the Collateral shall be sufficient as a financing statement.

4. AUTHORIZATION AND POWER OF ATTORNEY. Debtor irrevocably and unconditionally appoints the Bank as its attorney-in-fact with full power of substitution to perform in the name of Debtor each of Debtor’s obligations under this Assignment and any control agreement. This power of attorney is coupled with an interest in favor of the Bank. The Bank may without limitation endorse or execute and deliver all instruments of assignment, orders for withdrawal, certificates, drafts, financing statements and other writings and may receive, collect and open any mail addressed to Debtor, retain any enclosure relating to the Collateral and take any other action deemed necessary in the Bank’s sole discretion to perfect or protect the Bank’s interests pursuant to this Assignment and any control agreement. Debtor authorizes (both prospectively and retroactively) the Bank to file in any public office financing statements, and any continuations and amendments thereof, regarding any portion of the Collateral without the signature of Debtor. Debtor hereby revokes every power of attorney and authorization granted by Debtor to any other Person with respect to any of the Collateral.

5. BANK’S ADDITIONAL RIGHTS AND REMEDIES.

(a) UCC. The Bank shall have all of the rights and remedies of a secured party under the UCC and other applicable law and those stated herein.

(b) Verification. The Bank has the right to verify the Collateral.

(c) Transfer to Bank. The Bank has the right to transfer any portion of the Collateral to an account in the name of the Bank or its nominee as assignee or as sole owner of record. The Bank has the right to take and retain possession of all certificates, passbooks and other documents evidencing the Collateral.

(d) Right to Cure. The Bank shall have the right to perform (at Debtor’s expense) any of Debtor’s obligations under this Assignment and any control agreement.

(e) Remedies Upon Default. At any time and from time to time after the occurrence or existence of any Event of Default:

(i) Acceleration. The Bank may declare all of the Obligations immediately due and payable, without notice, demand, presentment or protest of any kind. Nothing in this Section shall render any portion of the Obligations which is payable on demand to be payable otherwise than on demand.

(ii) Liquidation of Collateral. Without notice, the Bank may transfer, liquidate and realize upon its interest in all or any portion of the Collateral, without regard to any resulting early-withdrawal or other penalty imposed on the Collateral or Debtor. No such penalty shall cause the Bank’s disposition of the Collateral to be deemed to have been made in a manner which is not commercially reasonable.

(iii) Direct Payment. The Bank may notify the Depositary or any other Person obligated with respect to any of the Collateral to make payment and deliver certificates and passbooks directly to the Bank and may take possession of and apply to the Obligations all earnings and Proceeds as well as the principal of the Collateral.

(iv) Setoff. The Bank shall have the right but not the obligation to set off against the Obligations any amount owing by the Bank or any of its affiliates or subsidiaries in any capacity to Debtor in any capacity. Such set off shall be deemed to have been exercised immediately at the time the Bank or its affiliate or subsidiary elects to do so. Debtor consents to such setoff.

(v) Termination of Commitments. Any commitment of the Bank to grant any Financial Accommodation to Debtor shall terminate.

(vi) Application of Proceeds. The Bank may apply the proceeds from the Collateral in any manner in its sole discretion, but prior to default by the Borrower, shall apply the Collateral first to its Costs, second to the Obligations, and third to debt secured by subordinate security interests if demanded and proved pursuant to the UCC and if sufficient funds exist. Surplus, if any, will be remitted to Debtor.

(f) Remedies Cumulative; Non-Waiver. All rights and remedies of the Bank are cumulative, and no right or remedy shall be exclusive of any other right or remedy. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude full and timely exercise at any time of any right or remedy of the Bank. No course of dealing or other conduct, oral agreement or representation, or usage of trade shall operate as a waiver of any right or remedy of the Bank. No notice, attempted notice or demand of any kind prior to exercising a right or remedy on one occasion shall operate as a waiver of Bank’s right to exercise any right or remedy on any future occasion without notice or demand of any kind. No waiver of any right or remedy shall be effective unless made in writing duly executed by the Bank.

6. STANDARD OF CARE. The Bank shall have only such duties of custody and due care of the Collateral as provided by the UCC. The Bank or its nominee shall be deemed to have exercised reasonable care in the custody and preservation of any portion of the Collateral which is in its possession or control if the Bank affords the Collateral treatment substantially equal to the treatment the Bank accords its own assets of a similar nature. The Bank does not have to (a) preserve any right or remedy of Debtor against any Depositary with respect to any of the Collateral, (b) ascertain any maturity or similar matter relating to any of the Collateral or provide notice of maturity, abandonment or any other matter to Debtor or (c) provide to Debtor any communication received by the Bank or its nominee.

7. EXPENSES. Debtor shall pay to the Bank on demand all Costs and expenses (including without limitation all attorneys’ fees and disbursements) incurred by the Bank in searching public records or taking any other action to perfect the Bank’s interest in the Collateral, including fees for safekeeping of instruments or securing copies of financing statements, in performing any obligation of Debtor pursuant to this Assignment, in exercising any of the Bank’s rights or remedies, in realizing on the Collateral, or otherwise in custody, preservation or defense of the Collateral. Debtor shall pay interest at the highest legal rate on any Costs not paid on demand.

8. MISCELLANEOUS.

(a) Entire Agreement; Amendments. This Assignment and any control agreement contains the entire agreement between the Bank and Debtor with respect to the Collateral, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. No change can be made in this Assignment or any Control Agreement except in a writing duly signed by all parties specifically referring to each provision of this Assignment or Control Agreement being modified; provided, however, that the total amount of the Collateral may be reduced by a release signed by the Bank alone.

(b) Reinstated Obligations. The Obligations secured by the Collateral include without limitation any payments recovered from the Bank such as sums claimed as impermissible setoffs, trust funds, or as a preference or fraudulent transfer. Such sums shall be reinstated as Obligations of Debtor as of the date they arose, but for purposes of any statute limiting action by the Bank under this Assignment or relating to the Obligations, as of the date of recovery from the Bank.

(c) Debtor’s Consents and Waivers. Debtor consents without notice to everything that might otherwise impair the Bank’s rights pursuant to this Assignment or any control agreement. Such consent shall include without limitation any modification, refinancing, extension of credit or any other kind of Financial Accommodation relating to the Obligations, acceptance of any other obligor, any release, replacement, discharge or modification of any kind with relation to the Collateral, any exercise or delay or failure to exercise any right of Bank with respect to any part of the Collateral, regardless of value, any notice given by any Debtor to the Bank with respect to any other Debtor, the acceptance by the Bank or any other Person of any instrument or other writing intended by any other Person to create an accord and satisfaction with respect to the Obligations, the manner or order of any transfer or any other attempt to liquidate the Collateral, the manner or application of payment applied to the Obligations, or any change in location, name, ownership, or structure of any Debtor, Depositary or issuer of the Collateral. Each Debtor waives without notice all conditions precedent with respect to the Obligations, this Assignment and any control agreement, including without limitation, acceptance, demand, presentment, protest, notice of dishonor, default or protest and rights of redemption or appraisal.

(d) Governing Law and Jurisdiction. This Assignment has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. Except as otherwise provided under federal law, this Assignment will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT DEBTOR’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS ASSIGNMENT WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST DEBTOR INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF DEBTOR WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Debtor acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Debtor. Debtor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Assignment.

(e) Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Debtor (at its address on the Bank’s records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower’s relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Debtor and the Bank.

(f) Construction. This Assignment is a binding obligation enforceable against the Debtor and its legal representatives, assigns and successors, and shall inure to the benefit of and be enforceable by the Bank and its successors and assigns and transferees in any capacity and shall include the holder, assign or transferee of any portion of or participation in the Obligations, and the successor or assign of any of them, in any capacity. Each provision of this Assignment shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law or regulation. If a court deems any provision invalid, the remainder of the Assignment shall remain in effect. Section headings are for convenience only. Debtor agrees that in any legal proceeding, a copy of this Assignment kept in the Bank’s course of business may be admitted into evidence as an original. Grammatical gender and number in this Assignment shall be interpreted according to the identity of the parties. Neuter pronouns shall include the masculine and feminine gender as applicable, and singular forms shall be deemed plural and plural forms shall be deemed singular as required.

(g) Waiver of Jury Trial. DEBTOR AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY DEBTOR AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS ASSIGNMENT OR THE TRANSACTIONS RELATED HERETO. DEBTOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. DEBTOR ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS ASSIGNMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

Dated: June 12, 2008

PHOENIX FOOTWEAR GROUP, INC.

By:	/s/ Scott Sporrer
Title:	CFO